UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 8, 2021 (December 7, 2021)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Benjamin C. Fordham as Executive Vice President, General Counsel and Assistant Secretary of the Company

On December 8, 2021, Community Health Systems, Inc. (the “Company”) issued a press release announcing that Benjamin C. Fordham, Executive Vice President, General Counsel and Assistant Secretary, will retire as an officer of the Company effective at the end of February 2022. Mr. Fordham informed the Company’s Board of Directors of his retirement on December 7, 2021. It is anticipated that, upon his retirement, Mr. Fordham will enter into a consulting agreement with the Company, pursuant to which he will advise the Company’s management team on legal matters as requested by the Chief Executive Officer. A copy of the press release making this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 5.02.

Intent to Appoint Justin D. Pitt as General Counsel of the Company

In conjunction with Mr. Fordham’s retirement, the Company intends to appoint Justin D. Pitt as General Counsel effective March 1, 2022.

Mr. Pitt, age 46, has served as the Company’s Senior Vice President and Chief Litigation Counsel since May 2017. In that role, he serves as the Company’s primary counsel for litigation, managed care, reimbursement and other legal matters and also oversees the operations of the legal and government relations departments. He joined the Company as Litigation Counsel in 2009 after several years of private practice as a litigator and lobbyist to the Tennessee General Assembly. Pitt serves as a member of the American Health Lawyers Association and on the Federation of American Hospitals’ Medicaid and Managed Care Committee. He is a Fellow of the Nashville Health Care Council and a member of the Leaders Council of the Legal Services Corporation, the largest funder of civil legal aid for low income Americans in the United States. Pitt also serves on the boards of non-profit organization including One Willco and The Village at Glencliff, which provides medical respite and bridge housing for those experiencing homelessness. He received his law degree, Order of the Coif, from Washington University School of Law, where he was a William Webster Fellow.

Mr. Pitt is not a party to any material plan, contract or arrangement with the Company entered into in connection with his upcoming appointment, and Mr. Pitt’ compensation as General Counsel has not yet been determined.

A copy of the press release related to Mr. Pitt’s appointment as the Company’s General Counsel is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is incorporated herein by reference:

Exhibit No.	Description

99.1	Community Health Systems, Inc. Press Release dated December 8, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2021	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Tim L. Hingtgen
Tim L. Hingtgen
Chief Executive Officer
(principal executive officer)